SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   September 28, 1995


                            GTE FLORIDA INCORPORATED

           (Exact name of registrant as specified in its charter)


            Florida                1-3090               59-0397520

       (State or other           (Commission          (IRS Employer
       jurisdiction of           File Number)       Identification No.)
       incorporation)


    600 Hidden Ridge, HQE04B12 - Irving, Texas         75038

     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code     214-718-5600

      One Tampa City Center, Tampa, Florida            33602

     (Former name or former address, if changed since last report)
                           GTE FLORIDA INCORPORATED

                                   FORM 8-K

                              ITEM OF INFORMATION


Item 5.  Other Events

GTE Florida Incorporated follows the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (FAS 71). In general, FAS 71 requires companies to depreciate plant and equipment over lives approved by regulators which may extend beyond the assets' actual economic life. FAS 71 also requires deferral of certain costs based upon approvals received from regulators to recover such costs in the future. Consequently, the carrying value of certain assets and liabilities, primarily telephone plant and equipment, may be greater than that which would otherwise be recorded by unregulated enterprises.

In connection with an ongoing review of the continued applicability of FAS 71, the Company has commenced a study of the economic lives of its telephone plant and equipment. The study is expected to be completed by the end of the fourth quarter of 1995. If the Company were to discontinue the application of FAS 71 and compute the effect on its telephone plant in a manner similar to the seven Regional Bell Operating Companies who discontinued FAS 71, the after-tax charge resulting from the reduction in carrying value of the Company's property, plant and equipment, which would be non-cash in nature, is estimated to be between $300 million and $400 million. This potential accounting charge would reduce telephone plant but would not have a significant effect on future depreciation. In addition, this charge would have no effect on the Company's customers or its liquidity and capital resources.






                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GTE FLORIDA INCORPORATED
                                                      (Registrant)



Date:  October 2, 1995                  By      WILLIAM M. EDWARDS, III
                                                WILLIAM M. EDWARDS, III
                                                       Controller
                                               (Chief Accounting Officer)